NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420
FOR IMMEDIATE RELEASE
Exhibit 99.01

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth
and $0.05 Earnings per Share for Third Quarter 2014

•	Net sales in the quarter were $6.0 million, up $1.3 million, driven by growth in all product lines

•	Achieved gross margin in quarter of 19.2%, a 7.6 point expansion

•	Year-to-date net sales increased 20.2%; gross margin expanded to 19.7%

•	Generated cash from operations of $0.6 million in the quarter and $1.5 million

•	year to date
FITCHBURG, MA, November 12, 2014 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), operating through its wholly-owned subsidiary, Micron Products, Inc., manufactures highly engineered, complex components, devices and equipment for OEM customers in the medical, military, law enforcement, automotive and other industries. The Company also manufactures its proprietary silver/silver chloride coated and conductive resin sensors used as component parts in the manufacture of integrated disposable electrophysiological sensors. Today, the Company announced results for its third quarter ended September 30, 2014.
Salvatore Emma, Jr., President and CEO, commented, "The Company had strong sales across all product lines as it executed its strategy to increase market share. Micron has gained new sensor customers and is realizing greater volume with existing customers through reliable delivery, high quality products and responsive customer service. The Company also believes higher demand of orthopedic implants by its OEM customers was driven by Micron’s rapid production capabilities of both standardized and individualized implant devices.”
Strong Growth Across All Product Lines
Third quarter 2014 sales of $6.0 million increased $1.3 million, or 27.9%, over the third quarter of 2013. Sensor sales dollars increased 26.6% primarily as a result of a 32.3% increase in volume over the prior-year period. Sensor sales dollars attributable to silver increased despite an 8.1% decline in the average price of silver over the prior-year period.
Sales of contract manufacturing of machined orthopedic implants increased 24.5% due to higher order volume while the 26.0% increase in custom thermoplastic injection molding was due to product mix and increased order volume of automotive and medical device components as well as less-lethal ordinance products for the military and law enforcement markets.
Higher Volume Drives Margin Expansion
Mr. Emma added, “The improvements made in its operations over the last year have enabled the Company to leverage fixed costs and convert higher sales into earnings. The Company is realizing expanded margins and has delivered its third consecutive quarter of positive net income.”

	2014	2013	$ Change	% Change
Gross Profit	$1,161	$550	$611	111.1%
Gross Margin	19.2%	11.6%
Total net income (loss)	$130	$(566)	$696	*
Diluted earnings (loss) per share**	$ 0.05	$ (0.21)	$0.26	*
*Not material or meaningful
**Discontinued operations did not affect per share results

-MORE-

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth and $0.05 Earnings per Share for Third Quarter 2014
November 12, 2014, Page 2 of 8

Gross profit more than doubled in the third quarter to $1.2 million, or 19.2% of sales, over the prior-year period, while gross margin expanded 7.6 points as a result of higher volume, improved productivity and cost efficiencies.
Selling and marketing expenses grew 20.8% to $253 thousand, or 4.2% of sales, in the third quarter of 2014, primarily driven by higher commissions due to the increase in sales.
Third quarter 2014 general and administrative expenses declined $130 thousand, or 17.9%, to $597 thousand, or 9.9% of sales, compared with $728 thousand, or 15.4% of sales, for the same period last year. Wages, taxes, benefits and travel decreased $152 thousand over the prior period, due primarily to executive management changes in 2013. Additionally, accounting fees were lower by $68 thousand by eliminating audit and review overruns. These decreases were partially offset by increased investor relations expenses of $46 thousand.
Research and Development (“R&D”) expenses for the third quarter of 2014 were $110 thousand, or 1.8% of sales, compared with $131 thousand, or 2.8% of sales, in the prior-year period, and reflects the development of new products and capabilities related to machined orthopedic implants. The Company has also dedicated resources to customer funded research and development of new products in the military and law enforcement industry. Mr. Emma noted, “Micron is recognized for our solutions-oriented contract manufacturing of highly engineered, complex products for OEM customers. Micron is investing with its customers to create new products, as well as new capabilities and process improvements.”
Net income was $130 thousand, or $0.05 per diluted share, during the third quarter of 2014, compared with a net loss of $570 thousand, or $0.21 per diluted share, in the same period in 2013. The significant improvement reflects the leverage gained from higher volume.
Adjusted EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense) for the third quarter of 2014 was $621 thousand, or 10.3% of sales, compared with an Adjusted EBITDA loss of $129 thousand for the same period of the prior year. See the table on page 8 for additional important disclosures regarding the Company's use of Adjusted EBITDA as well as a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA.
Summary Year-to-Date 2014 Results
Sales for the nine months ended September 30, 2014 were $18.3 million, up 20.2%, from $15.3 million for the same period in 2013. Sales growth was driven primarily by strong demand for machined orthopedic implants and higher sensor sales. The increase in sensor sales dollars was due primarily to a 21.8% increase in volume over the prior-year period. Sensor sales dollars attributable to silver increased despite a 19.8% decline in the average price of silver for the comparable prior-period.
Sales of contract manufacturing of machined orthopedic implants increased 76.5% due to higher order volume while the 7.7% increase in custom thermoplastic injection molding and tooling was due to product mix and increased order volume of automotive and medical device components as well as less-lethal ordinance products for the military and law enforcement markets.

$ In thousands Nine months ended September 30,
	2014	2013	$ Change	% Change
Gross Profit	$3,606	$2,060	$1,546	75.1%
Gross Margin	19.7%	13.5%
Total net income (loss)	$627	$(3,461)	$4,088	*
Diluted earnings (loss) per share	$0.22	$ (1.28)	$1.50	*
*Not material or meaningful

Year-to-date gross profit improved to $3.6 million, or 19.7% of sales, from $2.1 million, or 13.5% of sales, in the 2013 period. Higher volume, product mix and productivity improvements drove the 6.2 point margin expansion.
Total operating expenses for the nine months ended September 30, 2014 were $2.8 million, down 5.8% when compared with $3.0 million in the prior-year period. Increased investments in marketing activities and R&D

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth and $0.05 Earnings per Share for Third Quarter 2014
November 12, 2014, Page 3 of 8

projects were offset by improved cost discipline and elimination of prior period costs associated with changes in executive management in 2013.
Operating income from continuing operations improved measurably year to date to $793 thousand, or 4.3% of sales, compared with a loss of $926 thousand in the first nine months of 2013.
The Company generated net income of $627 thousand, or $0.22 per diluted share, compared with a net loss of $3.5 million, or $1.28 per diluted share, in the prior-year period, which included a $2.3 million tax adjustment associated with the establishment of a full valuation allowance of the Company’s deferred tax assets.
Adjusted EBITDA for the nine months ended September 30, 2014 was $2.0 million, or 10.9% of sales, compared with $179 thousand, or 1.2% of sales, in the same period of 2013. See the table on page 8 for additional important disclosures regarding the Company's use of Adjusted EBITDA as well as a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA.
Cash Flow and Financial Resources
At September 30, 2014, the Company had cash on hand of $329 thousand and working capital of $1.3 million. In the first nine months of 2014, the Company generated net cash from operating activities of continuing operations of $1.5 million, used net cash of $1.1 million for capital expenditures and reduced the outstanding balance on the revolving line of credit by $728 thousand. The Company believes that cash flow from its operations, together with its existing working capital and other resources, will be sufficient to fund operations at current levels and repay debt obligations over the next twelve months.
Strategy and Outlook
Mr. Emma concluded, “The Company believes its strategy of early intervention in a customer’s product development process enables it to apply its engineering and manufacturing expertise to create and capture value throughout its customers’ product life-cycle. There is an increased demand for the Company’s innovative manufacturing capabilities as several customers are moving toward commercialization of new products."
About Arrhythmia Research Technology, Inc.
The Company, through its wholly-owned subsidiary Micron Products, Inc., manufactures components, devices and equipment for medical, military, law enforcement, industrial and automotive applications. The Company's orthopedic implant machining operation produces quick-turn, high volume and patient-specific finished orthopedic implants. The Company has custom thermoplastic injection molding capabilities as well, and provides a full array of design, engineering and production services and management. Its strategy for growth is to capitalize on its engineering expertise to develop proprietary products with its customers that rely on Micron’s extensive manufacturing capabilities for production. The Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.
The Company routinely posts news and other important information on its websites: http://www.arthrt.com and http://www.micronproducts.com
Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of the Company that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain customers who represent significant proportions of revenue; our ability to maintain our pricing model and/or decrease our cost of sales; our ability to increase sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; a stable interest rate market and/or a stable currency rate environment in the world, and specifically the countries where we are doing business; amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources and our ability to offset higher costs with price increases. More information about factors that potentially could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission.

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth and $0.05 Earnings per Share for Third Quarter 2014
November 12, 2014, Page 4 of 8

For more information contact:
Investor and Media Contact:	Company Contact:
Deborah K. Pawlowski	Derek T. Welch
Kei Advisors LLC	Corporate Controller
716.843.3908	(principal financial and accounting officer)
dpawlowski@keiadvisors.com	978.345.5000

FINANCIAL TABLES FOLLOW.

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth and $0.05 Earnings per Share for Third Quarter 2014
November 12, 2014, Page 5 of 8

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net sales	$6,045,872	$4,728,217	$18,329,472	$15,251,851
Cost of sales	4,885,043	4,178,406	14,723,334	13,192,226
Gross profit	1,160,829	549,811	3,606,138	2,059,625

Selling and marketing	252,995	209,498	785,075	696,712
General and administrative	597,413	727,664	1,735,279	2,037,139
Research and development	110,441	131,077	292,962	251,772
Total operating expenses	960,849	1,068,239	2,813,316	2,985,623

Income (loss) from continuing operations	199,980	(518,428)	792,822	(925,998)
Other income (expense):
Interest expense	(66,236)	(51,393)	(206,914)	(258,940)
Other income (expense), net	(4,099)	293	44,900	8,063
Total other expense, net	(70,335)	(51,100)	(162,014)	(250,877)
Income (loss) from continuing operations before income taxes	129,645	(569,528)	630,808	(1,176,875)
Income tax provision	—	—	2,207	2,267,969
Net income (loss) from continuing operations	129,645	(569,528)	628,601	(3,444,844)
Discontinued Operations:
Income (loss) from discontinued operations, net of tax provisions of $0 for the three and nine months ended September 30, 2014 and 2013, respectively	—	3,977	(1,779)	(16,569)
Net income (loss)	$129,645	$(565,551)	$626,822	$(3,461,413)

Income (loss) per share - basic
Continuing operations	$0.05	$(0.21)	$0.23	$(1.27)
Discontinued operations	—	—	—	(0.01)
Income (loss) per share - basic	$0.05	$(0.21)	$0.23	$(1.28)

Income (loss) per share - diluted
Continuing operations	$0.05	$(0.21)	$0.22	$(1.27)
Discontinued operations	—	—	—	(0.01)
Income (loss) per share - diluted	$0.05	$(0.21)	$0.22	$(1.28)

Weighted average common shares outstanding - basic	2,748,479	2,704,239	2,731,530	2,704,239
Weighted average common shares outstanding - diluted	2,855,223	2,704,239	2,815,776	2,704,239

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth and $0.05 Earnings per Share for Third Quarter 2014
November 12, 2014, Page 6 of 8

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014 (unaudited)	December 31, 2013 (audited)
Assets
Current assets:
Cash and cash equivalents	$329,240	$749,766
Restricted cash	—	1,000,000
Trade accounts receivable, net of allowance for doubtful accounts of $50,000 at September 30, 2014 and $40,000 at December 31, 2013	3,709,782	3,803,853
Inventories, net	3,144,105	2,335,291
Prepaid expenses and other current assets	647,957	513,197
Assets from discontinued operations	—	1,509
Total current assets	7,831,084	8,403,616
Property, plant and equipment, net	7,569,024	7,579,556
Intangible assets, net	121,063	184,517
Other assets	104,841	185,595
Total assets	$15,626,012	$16,353,284

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving line of credit	$2,046,495	$—
Equipment line of credit, current portion	—	85,387
Term notes payable, current portion	485,027	335,760
Accounts payable	2,234,735	2,156,031
Accrued expenses & other current liabilities	713,225	436,775
Customer deposits	525,607	341,465
Deferred revenue, current	187,792	248,559
Performance guarantee liability	—	1,000,000
Liabilities from discontinued operations, current	320,056	319,787
Total current liabilities	6,512,937	4,923,764
Long-term liabilities:
Revolving line of credit	—	2,774,495
Equipment line of credit, non-current portion	—	538,707
Term notes payable, non-current portion	1,455,066	1,179,709
Subordinated promissory notes	438,531	417,769
Deferred revenue, non-current	91,824	172,316
Total long-term liabilities	1,985,421	5,082,996
Total liabilities	8,498,358	10,006,760

Commitments and Contingencies

Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 10,000,000 shares authorized; 3,926,491 issued, 2,757,339 outstanding at September 30, 2014 and 3,926,491 issued, 2,722,239 outstanding at December 31, 2013	39,265	39,265
Additional paid-in-capital	11,308,105	11,236,236
Treasury stock at cost, 1,169,152 shares at September 30, 2014 and 1,204,252 at December 31, 2013	(3,190,369)	(3,272,808)
Accumulated other comprehensive income	42,502	42,502
Accumulated deficit	(1,071,849)	(1,698,671)
Total shareholders’ equity	7,127,654	6,346,524
Total liabilities and shareholders’ equity	$15,626,012	$16,353,284

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth and $0.05 Earnings per Share for Third Quarter 2014
November 12, 2014, Page 7 of 8

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

Nine months ended September 30,	2014	2013
Cash flows from operating activities:

Net income (loss)	$626,822	$(3,461,413)
Loss from discontinued operations	1,779	16,569
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Gain) loss on sale of property, plant and equipment	(21,000)	174
Depreciation and amortization	1,177,364	1,065,405
Non-cash interest expense	20,762	—
Change in allowance for doubtful accounts	10,000	(77,098)
Deferred income taxes	—	2,267,969
Share-based compensation expense	22,186	40,646
Changes in operating assets and liabilities:
Accounts receivable	84,071	716,930
Inventories	(808,814)	(238,907)
Prepaid expenses and other current assets	(134,760)	(47,646)
Other non-current assets	80,753	(44,171)
Accounts payable	78,704	102,581
Accrued expenses and other current liabilities	399,826	77,803
Other non-current liabilities	(80,492)	(86,238)
Net cash provided by (used in) operating activities of continuing operations	1,457,201	332,604
Net cash provided by (used in) operating activities of discontinued operations	(1,509)	(277,215)
Net cash provided by (used in) operating activities	1,455,692	55,389

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,104,265)	(1,200,346)
Proceeds from sale of property, plant and equipment	24,500	1,528
Cash paid for patents and trademarks	(2,613)	(33,902)
Net cash provided by (used in) investing activities from continuing operations	(1,082,378)	(1,232,720)
Net cash provided by (used in) investing activities from discontinued operations	—	284,300
Net cash provided by (used in) investing activities	(1,082,378)	(948,420)

Cash flows from financing activities:
(Payments on) proceeds from revolving line of credit, net	(728,000)	2,399,493
Payments on demand line of credit	—	(800,000)
Proceeds from equipment line of credit	116,905	177,251
Proceeds from term notes payable	—	1,500,000
Payments on term notes payable	(316,376)	(1,432,201)
Proceeds from stock option exercises	97,022	—
Proceeds from warrant exercises	35,100	—
Restricted cash	—	(1,000,000)
Net cash provided by (used in) financing activities from continuing operations	(795,349)	844,543
Net cash provided by (used in) financing activities from discontinued operations	—	—
Net cash provided by (used in) financing activities	(795,349)	844,543

Net increase (decrease) in cash and cash equivalents	(422,035)	(48,488)
Cash and cash equivalents, beginning of period	751,275	508,590
Cash and cash equivalents, end of period	329,240	460,102
Less: cash and cash equivalents of discontinued operations at end of period	—	4,285
Cash and cash equivalents of continuing operations at end of period	$329,240	$455,817

Arrhythmia Research Technology, Inc. Achieved 27.9% Revenue Growth and $0.05 Earnings per Share for Third Quarter 2014
November 12, 2014, Page 8 of 8

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
ADJUSTED EBITDA RECONCILIATION

	Three Months Ended		Nine Months Ended
($ in thousands)	September 30,		September 30,
	2014	2013	2014	2013
Net income (loss) from continuing operations	$130	$(570)	$629	$(3,445)
Income tax provision	-	-	2	2,268
Other income/expense	4	-	(45)	(8)
Interest expense	66	51	207	259
Depreciation and amortization	426	377	1,177	1,065
Share-based compensation	(5)	13	22	41
Adjusted EBITDA	$621	$(129)	$1,992	$180
Adjusted EBITDA margin %	10.3%	(2.7)%	10.9%	1.2%

Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (income from continuing operations adjusted for income taxes, other income and expense, interest, depreciation and amortization, and share-based compensation expense), which is a non-GAAP measure. The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted EBITDA is not calculated through the application of GAAP. Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.